EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Univest Corporation of Pennsylvania (Form S-8 No. 333-00000) pertaining to the Univest Corporation of Pennsylvania 2003 Long Term Incentive Plan of our report dated February 23, 2004, with respect to the consolidated financial statements of Univest Corporation of Pennsylvania included in itsAnnual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 2, 2005